UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 12, 2022

GLOBAL BLOCKCHAIN ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41381	87-2045077
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

6555 Sanger Road, Suite 200
Orlando, Florida 32827

(Address of principal executive offices and zip code)

(407) 720-9250

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, one rights, and one redeemable warrant	GBBKU	The NASDAQ Stock Market LLC
Common Stock, par value $0.0001 per share	GBBK	The NASDAQ Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50 per whole share	GBBKW	The NASDAQ Stock Market LLC
Rights, each entitling the holder to receive one-tenth of one share of common stock	GBBKR	The NASDAQ Stock Market LLC

Item 8.01. Other Events.

On May 12, 2022, Global Blockchain Acquisition Corp. (Company”) consummated its initial public offering (the “IPO”) of 17,250,000 units (the “Units”), which included the full exercise of the over-allotment option granted to the underwriters. Each Unit consists of one share of common stock of the Company, par value $0.0001 per share, one right (the “Rights”), and one redeemable warrant of the Company (the “Warrants”). The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $172,500,000.

Simultaneously with the closing of the IPO, pursuant to a certain private placement warrant agreement, the Company completed the private sale of an aggregate of 8,537,500 warrants (the “Private Placement Warrants”) to Global Blockchain Sponsor, LLC, I-Bankers Securities, Inc., and Dawson James Securities, Inc. at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $8,537,500. The Private Placement Warrants are identical to the Warrants sold in the IPO except that the Private Placement Warrants: (i) will not be redeemable by the Company and (ii) may be exercised for cash or on a cashless basis, as described in the Registration Statement, in each case so long as they are held by the initial purchasers or any of their permitted transferees. If the Private Placement Warrants are held by holders other than the initial purchasers or any of their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the Units sold in the IPO. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the Private Placement Warrants.

A total of $172,500,000 of the proceeds from the IPO (including the full exercise of the over-allotment option) and the sale of the Private Placement Warrants were placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of May 12, 2022 reflecting receipt of the proceeds upon consummation of the IPO and the issuance of the Private Placement Warrants has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K..

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited Balance Sheet as of May 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BLOCKCHAIN ACQUISITION CORP.

By:	/s/ Jonathan Morris
Jonathan Morris
Chief Financial Officer

Dated: May 25, 2022

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